UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ARCONIC INC.

(Name of Registrant as Specified In Its Charter)

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Current leadership has delivered positive returns to shareholders.

ARCONIC

182% Total Shareholder Return

$1 invested in 2009 = $2.82 in 2017


Appropriate Credit for Successful Separation
182% TSR
$2.82
90% TSR
$1.90
$1.00
Illustrative Investment (Mar 2009)(1)
Value at Separation (Oct 31, 2016)(2)
Current Package Value (Mar 1, 2017)(2)

TSR outperformed S&P Metals and Mining **by more than 3x**

(March 18, 2009 to March 1, 2017)


182%
A well-established third-party sector index in which Alcoa Inc. was included serves as a benchmark for evaluating relative performance
28%
55%
Alcoa Inc. Package Value(2)
S&P 500 Metals & Mining Index(3)
S&P Metals & Mining Index(4)

The financial crisis drove all of Elliott's quoted -69% TSR... Elliott gives no credit for value unlocked by separation.

Get the Real Facts at arconic.com/drivingvalue

Source: Arconic, Arconic analysis of Capital IQ data (as of Mar 1, 2017), Elliott Management

(1) On Mar 19, 2009, Alcoa Inc. priced $906M common equity and $575M convertible debt. Analysis begins from closing on the prior trading day.

(2) Package value to Alcoa Inc. shareholders includes Alcoa Inc. total shareholder return through Oct 31, 2016. From Nov 1, 2016 through Mar 1, 2017, package value to the Alcoa Inc. shareholder is calculated based on the performance of 1 share of Arconic and 1/3 share of Alcoa Corp. On Nov 1, 2016, as a result of the separation, every shareholder of Alcoa Inc. received 1 share of Arconic and 1/3 share of Alcoa Corp. for every 1 share of Alcoa Inc.; the package value calculates the total value to the former Alcoa Inc. shareholder over the specified time period.

(3) Index comprises those companies included in the S&P 500 that are classified as members of the GICS metals and mining sector. Comprised of 3 constituents as of Mar 1, 2017, not including Arconic Inc. or Alcoa Corp. Alcoa Inc. was included in the index until the separation on Oct 31, 2016. Both Alcoa Corp. and Arconic Inc. were included in the index on Nov 1, 2016, but both were removed on Nov 2, 2016.

(4) Index comprises stocks in the S&P Total Market Index that are classified in the GICS metals and mining sector. Comprised of 27 constituents as of Mar 1, 2017, including Alcoa Corp. but not including Arconic Inc. Alcoa Inc. was included in the index until Oct 31, 2016. Both Alcoa Corp. and Arconic were included in the index starting on Nov 1, 2016. Arconic was removed on Dec 16, 2016. As of Mar 1, 2017, Alcoa Corp. continued to be a constituent of the index.

Current leadership has delivered positive returns to shareholders. TSR outperformed S&P Metals and Mining by more than 3X (March 18, 2009 to March 1, 2017) A well-established third-party sector index in which Alcoa Inc. was included serves as a benchmark for evaluating relative performance 182% 28% 55% Alcoa Inc. Package Value(*) 5&P 500 Metals & Mining Index(*) S&P Metals & Mining Index(*) The financial crisis drove all of Elliott’s quoted -69% TSR… Elliott gives no credit for value unlocked by separation. (*)See details Get the Real Facts at arconic.com/drivingvalue

Current leadership has delivered positive returnd shareholders. 182% Total Shareholder Return $1 invested 2009=$ 2.82 in 2017 Appropriate Credit for successful Separation 182% TSR Illustrative Investment (Mar 2009)(*) Value at Separation (Oct 31, 2016)(*) Current Package Value (Mar 1, 2017)(*) The financial crisis drove all of quoted _69% TSR….Elliott gives no credit fir value unlocked by separation. (*)See details Get the Real Facts at arconic.com/ drivingvalue